TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

 A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,

50400 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

Tianke Biohealth Technology Group Limited

(F.K.A. Yichunfeng (China) Biohealth Limited)

Golden Industrial Park, Nanfeng,

Fuzhou, Jiangxi, 344500, China.

We consent to the inclusion in the Registration Statement on Form S-1 of Tianke Biohealth Technology Group Limited (F.K.A. Yichunfeng (China) Biohealth Limited) (the ‘Company’) of our report dated November 24, 2021, relating to our audit of the consolidated balance sheets of the Company as of December 31, 2020 and December 31, 2019 and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows as of December 31, 2020 and December 31, 2019.

We also consent to the reference to us under the caption “Interest of Named Expects and Counsel” in the Registration Statement.

/s/TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

Kuala Lumpur, Malaysia

November 24, 2021